Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:

CenturyLink: Debra Peterson, 913-323-4881 debra.d.peterson@centurylink.com

Qwest: Diane Reberger, 303-992-1662 diane.reberger@qwest.com

CenturyLink and Qwest Shareholders Approve Merger

MONROE, La. and DENVER, Colo. – Aug. 24, 2010 – CenturyLink, Inc. (NYSE: CTL) and Qwest Communications International Inc. (NYSE: Q) today announce that shareholders of both companies overwhelmingly approved all proposals related to the merger between CenturyLink and Qwest.

At a special meeting of CenturyLink’s shareholders held today in Monroe, more than 97 percent of the votes cast supported the proposal to issue CenturyLink common stock to Qwest shareholders in connection with the proposed merger.

Approximately 97 percent of the votes cast – representing nearly 79 percent of Qwest’s shares outstanding – voted to adopt the merger agreement at Qwest’s special shareholder meeting held today in Denver.

“Shareholder approval is another significant milestone in the merger approval process,” said Glen F. Post, III, chief executive officer and president of CenturyLink. “I want to thank the shareholders of both companies for their notable support of the CenturyLink and Qwest combination. This is a transformative transaction that enables CenturyLink to be well-positioned both nationally and locally as a leader in providing broadband and next-generation communications services in urban and rural America.”

“Qwest shareholders’ support of the merger with CenturyLink demonstrates the value of combining the two companies,” said Edward A. Mueller, Qwest chairman and chief executive officer. “Together, we will be stronger both financially and operationally, which will benefit customers, shareholders and the communities in which we operate. Qwest shareholders will benefit from an increased dividend and will be able to participate in the upside potential of the combined company through ownership in CenturyLink stock.”

In addition to approvals by CenturyLink and Qwest shareholders, the companies have received clearance from the U.S. Department of Justice and approval from seven state regulatory utility commissions.

Reviews continue in 14 other states and the District of Columbia and at the Federal Communications Commission. The companies expect to complete the merger in the first half of 2011.

Upon completion of the transaction, Qwest will become a wholly owned subsidiary of CenturyLink, and each share of Qwest stock will be converted into 0.1664 shares of CenturyLink common stock. CenturyLink plans to continue its current annual dividend of $2.90 per share, subject to Board approval. CenturyLink shareholders will own approximately 50.5 percent and Qwest shareholders will own about 49.5 percent of the combined company.

Upon close, the combined company will be headquartered in Monroe, and will maintain a key operational presence in Denver. Together, the companies employ approximately 49,000 people nationwide.

As of June 30, 2010, CenturyLink and Qwest served approximately 5.2 million broadband customers, 16.2 million access lines, 1.5 million video subscribers and nearly one million wireless customers in 37 states. The combination results in a robust, national 180,000 route mile fiber network, which enables delivery of a diverse mix of offerings and increased scale.

For more information about the merger, visit centurylinkqwestmerger.com.

About CenturyLink

CenturyLink is a leading provider of high-quality broadband, entertainment and voice services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

About Qwest

Customers coast-to-coast turn to Qwest’s industry-leading national fiber-optic network and world-class customer service to meet their communications and entertainment needs. For residential customers, Qwest offers a new generation of fiber-optic-fast Internet service, high-speed Internet solutions, as well as home phone Verizon Wireless and DIRECTV® services. Fortune 500 companies choose Qwest to deliver a full suite of network, data and voice services for small businesses, large businesses, government agencies and wholesale customers. Additionally, Qwest participates in Networx, the largest communications services contract in the world and is recognized as a leader in the network services market by leading technology industry analyst firms.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of the Federal Communication Commission’s National Broadband Plan released in the first quarter of

2010); our ability to effectively adjust to changes in the communications industry; changes in our allocation of the Embarq purchase price after the date hereof; our ability to successfully integrate Embarq into our operations, including the possibility that the anticipated benefits from the Embarq merger cannot be fully realized in a timely manner or at all, or that integrating Embarq’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to successfully complete our pending acquisition of Qwest, including timely receiving all shareholder and regulatory approvals and realizing the anticipated benefits of the transaction; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this report or other of our filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our July 2009 acquisition of Embarq are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2009, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update any of our forward-looking statements for any reason.

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